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                                                                  EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Forever Enterprises, Inc. on Form S-8 (No. 333-69267) of our report dated April 16, 2001 (which report expresses an unqualified opinion with an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements), appearing in the Annual Report on Form 10-K of Forever Enterprises, Inc. for the year ended December 31, 2000.

/s/  DELOITTE & TOUCHE LLP

St. Louis, Missouri
March 28, 2003